Exhibit 99.1

Company Contact:	Investor Relations Contacts:
Rob Lewis, CFO	David Barnard & Kirsten Chapman
iMergent, Inc.	Lippert/Heilshorn & Assoc.
801.431.4695	415.433.3777
investor_relations@imergentinc.com	David@lhai-sf.com

iMergent Dismisses Grant Thornton and Appoints Tanner LC as New Independent Auditor

OREM, Utah, October 7, 2005 – iMergent, Inc. (AMEX: IIG), a leading provider of eCommerce and software for small businesses and entrepreneurs, today announced on October 7, 2005, the Audit Committee of iMergent, Inc. dismissed Grant Thornton LLP (G-T) as the independent registered public accounting firm for the company.  Effective October 7, 2005, the company’s Audit Committee, appointed Tanner LC (Tanner) as the company’s independent registered public accounting firm. Tanner was not consulted by the company on any matter described in Item 304(a)(2) of Regulation S-K prior to the company’s appointment.

G-T’s reports at the time of the financial statements of the company for the two most recent fiscal years ended June 30, 2004 and June 30, 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

At the time of the company’s two most recent fiscal years ended June 30, 2004 and June 30, 2003 and through the date of this Current Report on Form 8-K, there were no disagreements with G-T on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of G-T, would have caused G-T to make reference to the subject matter of the disagreement(s) in G-T reports. (As announced earlier, due to the correction of historical revenue recognition policy the opinions are no longer to be relied on).

About Tanner

Tanner LC is an independent member of the PKF North American Network, a 240-member association of CPA firms worldwide.

About iMergent

iMergent provides eCommerce solutions to entrepreneurs and small businesses enabling them to market and sell their business product or idea via the Internet.  Headquartered in Orem, Utah the company sells its proprietary StoresOnline™ software and training services, helping users build a successful Internet strategy to market products, accept online orders, analyze marketing performance, and manage pricing and customers. In connection with software, iMergent offers site development, web hosting, marketing and mentoring products.  iMergent typically reaches its target audience through a concentrated direct marketing effort to fill Preview Sessions, in which a StoresOnline expert reviews the product opportunities and costs. These sessions lead to a follow-up Workshop Conference, where product and technology experts train potential users on the software and encourage them to make purchases.

iMergent, Inc. and StoresOnline are trademarks of iMergent, Inc.

Safe Harbor Statement

Statements made in this filing that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of iMergent and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, without limitation, the company’s continued ability to maintain operations; our ability to file audited financial statements in a timely manner; that the un-audited financial information provided remains accurate or consistent after completion of the Companies audit; the ability of the Company to file its 10-K ; the possibility that we will not have an acceptable plan of compliance for AMEX, and that we may not be granted by AMEX any extension of time to file our fiscal 2005 Form 10-K in order to avoid possible de-listing of our common stock from the AMEX; uncertainties that may be associated with any hearing or appeals that seek to avoid de-listing for failure to file timely periodic reports with the SEC; the ability to completely and timely file a restatement of prior period financial statements;  the time required to complete and for our independent auditors to complete their review of the Form 10-K; the possibility the delay of determining historical financial statements, including revenue and expenses reported in prior periods; the possibility that these matters could be deemed to comprise a material weakness in the company’s internal controls over its consolidated financial reporting could prevent the company timely meeting its future reporting requirements, including timely certification under Section 404 of the Sarbanes-Oxley Act of 2002; the results of Class Action suits filed as well as the potentiality of amended complaints or new proceedings being filed the possibility of inquiries of the company relating to the issues detailed herein; The company undertakes no obligation to update this forward-looking information.

# # #